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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): MARCH 22, 2002


                          SUNRISE ASSISTED LIVING, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                   0-20765                54-1746596
(State or other jurisdiction of      (Commission           (I.R.S. Employer
incorporation of organization)       File Number)         Identification No.)


                               7902 WESTPARK DRIVE
                             MCLEAN, VIRGINIA 22102
               (Address of principal executive offices) (Zip Code)



                                 (703) 273-7500
              (Registrant's telephone number, including area code)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

        On March 22, 2002, Sunrise Assisted Living, Inc. completed the previously announced sale of 12 assisted living facilities to Sunrise First Assisted Living Holdings LLC (SFALH), a limited partnership formed by Macquarie Capital Partners LLC (MCP), on behalf of Crescent Capital Investments, and Sunrise. MCP has an 80% ownership interest in SFALH and Sunrise has a 20% ownership interest in SFALH. SFALH closed on the 12 properties for an aggregate purchase price of $197 million. The 12 properties have a total resident capacity of 1,100 and are located in six states. SFALH assumed approximately $133 million of debt secured by the 12 properties. Based on the sale of an 80 percent interest and transaction costs of approximately $5 million, Sunrise expects to recognize total income of approximately $43 million, which will be recognized over four quarters beginning in the first quarter of 2002, subject to meeting certain operating contingencies.

        The Sunrise Management Services Division will continue to operate the facilities under long-term operating agreements. Sunrise will use the net proceeds from the transaction for general corporate purposes, which may include debt reduction and future development needs.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial statements of businesses acquired.

        Not applicable.

(b)     Pro forma financial information
             Unaudited Pro Forma Consolidated Financial Information of
               Sunrise Assisted Living, Inc.                                                     3
             Unaudited Pro Forma Consolidated Balance Sheet at
               December 31, 2001                                                                 4
             Unaudited Pro Forma Consolidated Statement of Income
               for the Year Ended December 31, 2001                                              5
             Notes to Unaudited Pro Forma Consolidated Financial
               Information                                                                       6

(c)     Exhibits.
        2.1     Amended and Restated Transaction Agreement by and among
                Sunrise Assisted Living Investments, Inc., Sunrise Development, Inc., Sunrise Assisted Living, Inc. and certain Sunrise property owning entities and US Assisted Living Facilities, Inc. dated as of January 30, 2002 (Exhibit 2.2 to Sunrise's Form 10-K for the year ended December 31, 2001).

        2.2 Amended and Restated Operating Agreement of Sunrise First Assisted Living Holdings, LLC by and between Sunrise Assisted Living Investments, Inc., as the Managing Member and US Assisted Living Facilities, Inc., as the Investor Member dated as of March 22, 2002 (Exhibit 2.1 to Sunrise's Form 10-K for the year ended December 31, 2001).

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                         SUNRISE ASSISTED LIVING, INC.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


        The following statements set forth the unaudited pro forma consolidated financial information of Sunrise Assisted Living, Inc. giving effect to the sale of the 12 properties to Sunrise First Assisted Living Holdings LLC for cash and assumption by the purchaser of certain outstanding debt. The unaudited pro forma consolidated balance sheet gives effect to the sale of the 12 properties sold on March 22, 2002 as if it had been consummated on December 31, 2001. The unaudited pro forma consolidated income statement for the year ended December 31, 2001 gives effect to the sale as if it had occurred as of the beginning of the period presented. The unaudited pro forma consolidated financial information do not purport to be indicative of the financial position or results of operations for future periods or indicative of the results that actually would have been realized had the sale taken place at December 31, 2001 or during the period covered by the income statement. The pro forma adjustments are based on available information and adjustments that management believes are reasonable. The unaudited pro forma consolidated financial information should be read in conjunction with Sunrise's audited consolidated financial statements for the year ended December 31, 2001 (included in Form 10-K for the year ended December 31, 2001) and the accompanying notes.

                          SUNRISE ASSISTED LIVING, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001
                             (dollars in thousands)


                                                                                               Pro Forma
                                                                            Historical        Adjustments        Pro Forma
                                                                         ----------------  ------------------  --------------

ASSETS
    Current Assets:
      Cash and cash equivalents                                           $    50,275         $   44,100 A      $    94,375
      Accounts receivable, net                                                 23,252                                23,252
      Notes receivable - affiliates                                             1,294                                 1,294
      Deferred income taxes                                                    21,736                                21,736
      Prepaid expenses and other current assets                                20,920                  -             20,920
                                                                          -----------         ----------        -----------
          Total current assets                                                117,477             44,100            161,577
    Property and equipment, net                                               841,414           (137,500)B          703,914
    Notes receivable - affiliates                                              94,305              2,700 C           97,005
    Management contracts and leaseholds, net                                   22,999                                22,999
    Costs in excess of assets acquired, net                                    32,749                                32,749
    Investments in unconsolidated assisted living
        facilities, net                                                        36,589              1,000 D           37,589
    Investments                                                                 5,750                                 5,750
    Other assets                                                               26,332                  -             26,332
                                                                          -----------         ----------        -----------
          Total assets                                                    $ 1,177,615         $  (89,700)       $ 1,087,915
                                                                          ===========         ==========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
    Current Liabilities:
      Accounts payable                                                    $    12,164                $ -        $    12,164
      Accrued expenses and other current liabilities                           32,117                                32,117
      Deferred revenue                                                          7,468             42,800 E           50,268
      Current maturities of long-term debt                                     26,925                  -             26,925
                                                                          -----------         ----------        -----------
          Total current liabilities                                            78,674             42,800            121,474
    Long-term debt, less current maturities                                   603,831           (132,500)F          471,331
    Investments in unconsolidated assisted living facilities                    2,284                                 2,284
    Deferred income taxes                                                      72,016                                72,016
    Other long-term liabilities                                                 7,658                  -              7,658
                                                                          -----------         ----------        -----------
           Total liabilities                                                  764,463            (89,700)           674,763
    Minority interests                                                          2,451                                 2,451
    Preferred stock, $0.01 par value, 10,000,000 shares
        authorized, no shares issued and outstanding                                -                  -
    Common stock, $0.01 par value, 60,000,000 shares
        authorized, 21,978,879 shares issued and
        outstanding in 2001                                                       222                                   222
    Additional paid-in capital                                                310,423                               310,423
    Retained earnings                                                         104,270                               104,270
    Accumulated other comprehensive loss                                       (4,214)                 -             (4,214)
                                                                          -----------         ----------        -----------
          Total stockholders' equity                                          410,701                  -            410,701
                                                                          -----------         ----------        -----------
          Total liabilities and stockholders' equity                      $ 1,177,615         $  (89,700)       $ 1,087,915
                                                                          ===========         ==========        ===========



           See accompanying notes to unaudited pro forma consolidated financial information.

                          SUNRISE ASSISTED LIVING, INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                      (in thousands, except per share data)



                                                                        Pro Forma
                                                      Historical       Adjustments        Pro Forma
                                                     ------------     --------------     ------------
Operating revenue:
    Resident fees                                      $ 260,524        $ (40,200) G     $ 220,324
    Management and contract services                     105,541            2,800  H       108,341
    Income from property sales                            62,154           42,800  I       104,954
                                                     -----------       ----------        ---------
      Total operating revenue                            428,219            5,400          433,619
                                                     -----------       ----------        ---------

Operating expenses:
    Facility operating                                   168,602          (24,700) G       143,902
    Management and contract services                      74,785                            74,785
    Facility development and pre-rental                    7,949                             7,949
    General and administrative                            32,809                            32,809
    Depreciation and amortization                         28,475           (3,100) G        25,375
    Facility lease                                        10,159                -           10,159
                                                     -----------       ----------        ---------
      Total operating expenses                           322,779          (27,800)         294,979
                                                     -----------       ----------        ---------

Non-recurring items                                        2,307                -            2,307
                                                     -----------       ----------        ---------

Income from operations                                   107,747           33,200          140,947

Interest income (expense):
    Interest income                                       12,307                            12,307
    Interest expense                                     (38,483)           7,800  G       (30,683)
                                                     -----------       ----------        ---------
      Total interest expense                             (26,176)           7,800          (18,376)

Equity in losses of unconsolidated
  assisted living facilities                              (1,169)             600  J          (569)
Minority interests                                          (769)               -             (769)
                                                     -----------       ----------        ---------
Income before income taxes                                79,633           41,600          121,233
Provision for income taxes                               (31,057)         (16,224) K       (47,281)
                                                     -----------       ----------        ---------

Net income before extraordinary gain                   $  48,576        $  25,376        $  73,952
                                                     ===========       ==========        =========


Net income per common share:

    Basic
      Net income before extraordinary gain             $    2.23                         $    3.39
                                                     ===========                         =========
      Weighted average common shares outstanding          21,825                            21,825
                                                     ===========                         =========

    Diluted
      Net income before extraordinary gain             $    2.06                         $    3.03
                                                     ===========                         =========
      Weighted average common shares outstanding          25,952                            25,952
                                                     ===========                         =========


           See accompanying notes to unaudited pro forma consolidated financial information.

                          SUNRISE ASSISTED LIVING, INC.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


A. Reflects the estimated net cash proceeds to Sunrise from the sale of the 12 properties.

B.  Reflects the net property, plant and equipment of the 12 properties sold.

C.  Reflects the seller financing provided by Sunrise.

D. Reflects Sunrise's net investment at historical cost for its 20% investment in SFALH

E. Reflects the estimated total amount of gain on the sale of the 12 properties that would be deferred due to short-term contingencies related to the sale if the transaction was consummated on December 31, 2001.

F. Reflects the debt outstanding on the 12 properties that was assumed by SFALH upon the sale of the properties.

G. Reflects the elimination of the consolidated operating results of the 12 properties sold.

H. Reflects the recording of a management fee equal to approximately 7% of operating revenues as described in the operating agreements, as Sunrise will manage the 12 properties after the sale.

I. Reflects the recognition of all of the gain associated with the sale of the 12 properties, assuming all necessary short-term operating contingencies have been met or waived. The actual gain recognized in 2002 will differ from this amount due to the transaction actually occurring on March 22, 2002.

J. Sunrise retains a 20% ownership interest in the joint venture that purchased the properties. Reflects the 20% equity in pro forma earnings of the properties for the period presented.

K. Reflects the income tax effects of eliminating the consolidated operating results, including the management fee, equity in earnings and the gain recognition at a 39% income tax rate for the twelve-months ended December 31, 2001.

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                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              SUNRISE ASSISTED LIVING, INC.
                                              (Registrant)



Date:  April 1, 2002                           By:  /s/ Larry E. Hulse
     -------------------------------               ----------------------------
                                                   Larry E. Hulse
                                                   Chief Financial Officer


Date:  April 1, 2002                           By:  /s/ Carl G. Adams
     -------------------------------               ----------------------------
                                                   Carl G. Adams
                                                   Chief Accounting Officer

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                                INDEX TO EXHIBITS

  Exhibit No.                               Exhibit Name                                   Page No.
  -----------                               ------------                                   --------
      2.1         Amended and Restated Transaction Agreement by and among Sunrise
                  Assisted Living Investments, Inc., Sunrise Development, Inc.,
                  Sunrise Assisted Living, Inc. and certain Sunrise property owning entities and US Assisted Living Facilities, Inc. dated as of January 30, 2002 (Exhibit 2.2 to Sunrise's Form 10-K for the
                  year ended December 31, 2001)

      2.2         Amended and Restated Operating Agreement of Sunrise First
                  Assisted Living Holdings, LLC by and between Sunrise Assisted
                  Living Investments, Inc., as the Managing Member and US Assisted
                  Living Facilities, Inc., as the Investor Member dated as of March 22, 2002 (Exhibit 2.1 to Sunrise's Form 10-K for the year ended December 31, 2001)